Exhibit 10.1

LOAN MODIFICATION AGREEMENT AND

REAFFIRMATION OF LOAN

[HERITAGE GLOBAL INC.; LOAN NO.:13880]

This LOAN MODIFICATION AGREEMENT AND REAFFIRMATION OF LOAN (this “Agreement”) is made effective as of April 1, 2022 (“Reference Date”) by and between Heritage Global Inc., a Florida corporation (“Borrower”), and C3bank, National Association (“Lender”) with respect to the following facts:

R E C I T A L S:

A.
On or about May 5, 2021, Lender entered into a Business Loan Agreement (as modified, the “Existing Loan Agreement”, as modified by this Agreement, the “Loan Agreement”) with Borrower whereby Lender agreed to make a revolving line of credit to Borrower in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00) (the “Loan”). The Loan was evidenced by, among other things, (i) that certain Promissory Note dated May 5, 2021, from Borrower in favor of Lender in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00) (as the same may be amended, restated, modified or replaced from time to time, the “Note”), (ii) that certain Commercial Security Agreement dated May 5, 2021, by and among Borrower, Heritage Global Partners Inc., a California corporation (“HGP”), Heritage Global LLC, a Delaware limited liability company (“HG”), Equity Partners HG LLC, a Delaware limited liability company (“EPHG”), National Loan Exchange, an Illinois company (“NLEX”), Heritage Global Capital LLC, a Delaware limited liability company (“HGC”, together with HGP, HG, EPHG and NLEX, each a “Grantor” and collectively, the “Grantors”) and Lender (as the same heretofore may have been or hereafter may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the “Security Agreement”), and (iii) Pledge and Security Agreement of even date hereof by and between Borrower and Lender (as the same heretofore may have been or hereafter may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the “Pledge Agreement”);
B.
On or about August 9, 2021, EPHG, changed its name to Heritage ALT LLC. Accordingly, all references to EPHG shall also reference Heritage ALT LLC.
C.
This Agreement, the Existing Loan Agreement, the Note, the Security Agreement, the Pledge Agreement, and the Related Documents together with any other documents required by Lender to evidence or secure the Loan, and any and all amendments and modifications thereto, shall be collectively referred to as the “Loan Documents”. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement (or if not defined in the Loan Agreement, in the other Loan Documents);
D.
At Borrower’s request, Lender has agreed to modify the Existing Loan Agreement and other Loan Documents, conditioned upon Borrower’s execution of and performance under this Agreement and the ratification and confirmation of the Loan and the Loan Documents, and of any and all such documents required by Lender and completion of such other acts or things reasonably requested by Lender.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Recitals. The recitals set forth above are hereby incorporated herein as true and correct.
2.
Confirmation of Loan. Borrower hereby acknowledges and confirms Borrower’s obligations to Lender as set forth in the Loan Documents and reaffirms and restates each and every term, condition, provision, and waiver thereof. There is no intention to otherwise modify, increase, reduce or alter the respective rights or obligations of Lender under the Loan Documents except as set forth herein. Nothing in this Agreement shall be deemed to constitute Lender’s release of Borrower of any of its obligations under the Loan Documents.
3.
Representations and Warranties. Borrower hereby represents and warrants to Lender that:
a.
This Agreement and the other Loan Documents represent valid and enforceable obligations against the Borrower.
b.
As of the date hereof, Borrower has no claims or defenses against Lender or any other person or entity which would or might affect (i) the enforceability of any provisions of the Loan Documents; or (ii) the collectability of sums advanced by Lender in connection with the Loan.
c.
The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents have been duly authorized, are not in conflict with the terms of any organizational document of such Borrower and will not violate any law, rule, or order of any court or governmental agency or body to which Borrower is subject. All representations and warranties contained in this Agreement, the Existing Loan Agreement and in any and all of the other Loan Documents are true and correct as of the date of this Agreement, and all such representations and warranties shall survive the execution of this Agreement.
d.
As of the Reference Date, there is no uncured breach or default under the Loan Documents or any material agreement. There have been no new material agreements entered into since the date of the closing of the Loan and no amendments, waivers, modifications or terminations of any material agreement have occurred, other than as stated herein.
e.
Borrower acknowledges that this modification does not guarantee any modification beyond this modification of Borrower’s obligations as detailed herein, and any such additional modification is subject to Lender’s written approval, in Lender’s sole discretion.

4.
Additional Amendment to Loan Documents. For avoidance of doubt, the Financial Covenants section in the Loan Agreement is hereby rewritten for clarity to the parties hereto that there are two categories of Financial Covenants, one is meant to resize the Loan, meaning used to calculate the maximum Loan amount at such date of determination, as determined by Lender in its sole discretion, and the others are to be maintained during the term of the Loan. The Loan Documents are hereby modified as follows:
a.
Financial Covenants. Page 3 of the Loan Agreement commencing at “The following financial covenants to be tested quarterly” through
“Initial” on the same page of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“The following financial covenants shall be tested quarterly by Lender, in its sole discretion:

Financial Covenants:

Equity and Liquidity: Borrower shall maintain Equity (as defined below) of at least $25,000,000, and on its balance sheet Total Liquidity (as defined below) of at least $3,000,000.

“Total Liquidity” shall mean the sum of (a) cash, plus (b) cash equivalents, plus (c) remaining availability on the subject line of credit.

“Equity” shall mean GAAP Total stockholder’s equity

Debt to Equity Ratio: Borrower shall maintain a Debt to Equity Ratio that does not exceed .75x (calculated as Total Debt / Equity).

“Total Debt” shall mean total outstanding debt.

Out of Debt Covenant: Borrower shall pay down the outstanding balance of the Loan to $5,000,000 for at least 30 days in a calendar year (non-consecutive).

Dividends: Borrower shall not distribute any dividends during the term of the Loan, without Lender’s prior written approval.

Banking Relationship: Borrower shall move one hundred percent (100.0%) of its primary banking relationship with Lender. Borrower shall maintain its primary demand deposit account (the account into which substantially all of Borrower’s receipts from operations are deposited and from which substantially all of Borrower’s disbursements are made) with Lender. Unless otherwise approved by Lender (which approval Lender shall not unreasonably withhold, condition or delay), Borrower and its subsidiaries shall maintain their primary demand deposit account relationship with Lender.

Financial Covenants Sizers.

The following financial covenants determine the maximum Loan Amount (individually, a “Sizer”, collectively the “Sizers”):

Debt to Current Asset Ratio: Borrower shall maintain a Total Debt to Total Current Assets (as defined below) ratio equal to or less than .75x.

“Total Current Assets” shall mean the sum of (a) cash and equivalents, plus (b) account receivables, plus (b) inventory, plus (d) other current assets.

Debt Service Coverage Ratio: Borrower shall maintain Debt Service Coverage Ratio (“DSCR”) of at least 1.30x (calculated as trailing 12-month EBITDA (as defined below) / company-wide trailing 12-month Debt Payments (as defined below)).

“EBITDA” shall mean the total earnings before interest taxes depreciation and amortization as reported in the borrower’s public SEC filings (i.e., 10-Q and 10-K), unadjusted.

“Debt Payments” shall mean the sum of (a) the assumed debt service on the subject line calculated at the balance of $10,000,000, at the then-current interest rate due under the Note, and for the following amortization periods seven (7) years during year one (1), and five (5) years for the remainder of the term, plus (b) current portion of outstanding long-term debt of Borrower (not including the debt included in (a)), plus (c) interest expenses paid by the Borrower (not including that included in (a)).

Debt to EBITDA Ratio: For year one (1) of the Loan term, Total Debt shall not exceed 2.5 times the trailing 12-month EBITDA. For year two (2) of the Loan term, and each year thereafter, Total Debt shall not exceed 2.0 times the trailing 12-month EBITDA.

For avoidance of doubt, Lender shall use the Sizers to determine the then maximum Loan Amount (the “New Maximum Loan Amount”) at the then applicable calculation date, meaning that the New Maximum Loan amount shall reflect the amount of debt that could be supported by any given Sizer. In the event the then outstanding Loan Amount exceeds the New Maximum Loan Amount, Borrower shall pay down the Loan in the amount equal to the then outstanding Loan Amount, minus the New Maximum Loan Amount (the “Required Paydown”). Borrower shall pay to Lender the Required Paydown within three (3) days of Lender’s request.

For illustrative purposes only, if Borrower does not meet the DSCR with $10,000,000.00 in trailing 12-month Debt Payments based on Borrower’s trailing 12-month EBITDA, then the maximum Loan Amount must be reduced to the amount that the trailing 12-month EBITDA could support at a DSCR of 1.30x.

b.
Name change of Equity Partners HG LLC. Effective August 1, 2021, Equity Partners HG LLC, changed its name to Heritage ALT LLC. Accordingly, all references in the Loan Documents to Equity Partners HG LLC, are replaced with Heritage ALT LLC.
c.
From and after the Reference Date, any references in any Loan Documents to any of the Loan Documents shall mean such Loan Document, as modified by this Agreement.

5.
No Other Modifications. Except as amended and/or modified by this Agreement, all of the obligations and other terms of the Existing Loan Agreement and other Loan Documents shall remain in full force and effect, unaltered and unchanged by this Agreement.
6.
Conditions Precedent to Loan Modification. The obligation of Lender to give effect to the modifications set forth herein is subject to the satisfaction of each of the following conditions precedent:
a.
Borrower as necessary and appropriate, shall execute, acknowledge and deliver to Lender: (i) such duly adopted consents and/or resolutions of Borrower and of such other entities as Lender may require, and naming the person(s) authorized to execute this Agreement on behalf of each such entity; and (ii) any further and additional documents as Lender may determine to be necessary or appropriate, including, without limitation, such documents as may be necessary or appropriate to insure the proper attachment, perfection and priority of Lender’s security interest in the Collateral.
b.
Intentionally Omitted;
c.
The representations and warranties contained in this Agreement, the Existing Loan Agreement and the other Loan Documents shall be true and correct, in all material respects, as of the effective date of this Agreement; and
d.
Lender shall be satisfied, in its sole discretion, that after giving effect to this Agreement no Event of Default shall exist and no event, circumstance or condition shall exist which, with notice or passage of time or both would be an Event of Default.
7.
Release of Claims by Borrower. Except as expressly set forth herein, Borrower on its own behalf and on behalf of each of its respective agents, employees, representatives, affiliates, predecessors-in-interest, heirs, successors, and assigns (such persons and entities other than Borrower are referred to collectively as the “Other Releasors”), releases, discharges and acquits Lender and each of its assignees, members, investors and participants (if any), and each of its respective officers, directors, shareholders, agents, employees, affiliates, successors, and assigns (collectively, the “Released Parties”), of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, causes of action, promises, damages, costs, losses and expenses of every kind, nature, description or character which exist or which could or may be claimed to exist, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length (collectively, the “Claims”), which in any way arise out of, are connected with or relate to any or all of the following, existing or occurring as of or prior to the execution of this Agreement: (a) the Loan or the administration of the Loan, as well as any action or inaction of the Released Parties or any of them with respect to the Loan or the administration thereof; (b) any or all of the transactions which are the subject of or contemplated by any or all of the Loan Agreement or other Loan Documents; (c) the Collateral; or (d) any fact, matter, transaction or act or omission by any or all of the Released Parties and relating to the Loan, the Loan Documents, or the Collateral.

a.
Waiver. As to all matters being released by Borrower pursuant to this Section 7, Borrower, on its own behalf and on behalf of each of its respective Other Releasors, expressly waive any and all rights under Section 1542 of the California Civil Code and any and all rights under any similar statute, rule or regulation of any state or territory of the United States, and any and all rights under any similar statute, rule or regulation of the United States or any of its agencies. Section 1542 of the California Civil Code provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THIS RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

b.
No Assignment. Borrower, on its own behalf and on behalf of each of its respective Other Releasors, warrant and represent to Lender that Borrower and the Other Releasors have not sold, assigned, transferred, conveyed or otherwise disposed of any Claims that are the subject of this Section.
c.
Discovery of Unknown or Different Facts. Borrower on its own behalf and on behalf of each of its respective Other Releasors, acknowledge and agree that the facts with respect to which the release of Claims contained in this Section is executed may hereafter be found to be different from the facts now believed by Borrower to be true, and Borrower on its own behalf and on behalf of each of their respective Other Releasors, expressly accept and assume the risk of such possible differences and agree that the release of Claims contained in this Section shall be and remain effective notwithstanding such differences in facts.
8.
Intentionally Omitted.
9.
Effect of Agreement. All of the representations, warranties, terms, and conditions of the Loan Documents remain unaltered and in full force and effect in accordance with their respective terms. Borrower acknowledges that it has consulted with counsel and such other experts and advisors as they deem necessary in connection with the negotiation, execution and delivery of this Agreement, or have had an opportunity to so consult and have knowingly chosen not to do so. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person shall be entitled to claim any right or benefit hereunder, except the parties hereto.
10.
Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
11.
Counterparts; Validity. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. The failure of any party to execute this Agreement shall have no effect on its validity or enforceability as to or among the other parties.

12.
Entire Agreement. This Agreement and the Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may only be amended in a writing signed by Lender and Borrower.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

Heritage Global Inc.,
a Florida corporation

By: /s/ James Sklar

Name: James Sklar
Its: Executive Vice President, General Counsel and Secretary

EPGH:

Heritage ALT LLC, a Delaware limited liability company

By: /s/ James Sklar

Name: James Sklar
Its: Executive Vice President, General Counsel and Secretary

LENDER: C3bank, National Association By: /s/ Andrew Meitzen Name: Andrew Meitzen Its: SVP/Chief Credit and Risk Officer